General Steel Enters Into Strategic Lease Agreement With Subsidiary

Agreement reduces overhead costs and provides a recurring monthly revenue stream

Beijing, China, April 6, 2010 -- General Steel Holdings, Inc. (“the Company”) (NYSE: GSI), one of China’s leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced that its wholly owned subsidiary, General Steel (China) Co., Ltd has entered into a Lease Agreement with Tianjin Daqiuzhuang Steel Plates Co., Ltd., a related party of the Company.

The Lease Agreement provides approximately 72,100 square meters of workshops, land, equipment and other facilities to Tianjin Daqiuzhuang Steel Plates Co., Ltd. and allows the Company to reduce overhead costs while providing a recurring monthly revenue stream from rental payments.  The term of the Lease Agreement is from January 1, 2010 to December 31, 2011 and the monthly base rental rate due to General Steel (China) Co., Ltd is approximately US$246,096 (RMB1.68 million).

The Company's Chairman and Chief Executive Officer Henry Yu commented, “China’s domestic steel industry endured significant changes over the past year and our General Steel (China) Co., Ltd. subsidiary especially felt the effect as demand for hot-rolled carbon sheets collapsed due to users being able to purchase cold-rolled carbon sheets, a higher quality product, at comparable prices.  Changing our strategy from directly managing this subsidiary to leasing its operations will allow us to reduce our overhead costs and secure sustainable recurring revenue.  This illustrates our ability to remain flexible in order to adapt to current market conditions as we work to deliver long-term shareholder value.”

General Steel (China) Co., Ltd. was founded in 1989 by General Steel’s Chairman and Chief Executive Officer Henry Yu and is one of the first non-state-owned steel companies in China.  General Steel (China) Co., Ltd. primarily produces hot-rolled carbon sheets, has an annual production of 400,000 metric tons and contributed approximately 3.5% to the Company’s total revenues in the fiscal year ended December 31, 2009.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million metric tons of aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

For investor and media inquiries, please contact:

In China:

Jing Ou-Yang
General Steel Holdings, Inc.
Tel: +86-10-5879-7346
Email: jing.ouyang@gshi-steel.com

Justin Knapp
Ogilvy Financial, Beijing
Tel: +86-10-8520-6556
Email: gsi@ogilvy.com

In the United States:

Jessica Barist Cohen
Ogilvy Financial, New York
Tel: +1-646-460-9989
Email: gsi@ogilvy.com